                                                                    Exhibit 10.9


THIS INSTRUMENT PREPARED
BY AND AFTER RECORDING
MAIL TO:
Kenneth Hartmann, Esq.
Rudnick & Wolfe
203 N. LaSalle Street
Chicago, IL 60601-1293





                       EASTLAND MALL LIMITED PARTNERSHIP,
                         A Delaware limited partnership
                                    (Grantor)

                                       to

                           M. JAY DEVANEY, as Trustee
                                    (Trustee)

                               for the benefit of
                       THE CAPITAL COMPANY OF AMERICA LLC
                                  (Beneficiary)

--------------------------------------------------------------------------------

                  DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS
                      SECURITY AGREEMENT AND FIXTURE FILING

--------------------------------------------------------------------------------

                          Dated: As of August 11, 1998

               Property Location:   5471 Central Avenue
                                    Charlotte, North Carolina

                       COLLATERAL IS ON INCLUDES FIXTURES

        DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust"), made as of August 11, 1998, by EASTLAND MALL LIMITED PARTNERSHIP, a Delaware limited partnership, having an office at Two World Financial Center, Building B, New York, New York 10281 ("Grantor"), to
M. JAY DEVANEY, as Trustee ("Trustee") for the benefit of THE CAPITAL COMPANY OF AMERICA, a Delaware limited liability company (together with its successors and assigns, small hereafter be referred to a "Beneficiary"), having its principal place of business at Two World Financial Center, Building B, New York, New York 10281.

        Grantor and Beneficiary have entered into a Loan Agreement dates as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the "Loan Agreement") pursuant to which Beneficiary is making a secured loan to Grantor (the "Loan") and is concurrently therewith advancing to Grantor Premium Consideration (as defined in the Loan Agreement), and the original principal amount of the loan and the amount of the Premium Consideration total Forty Eight Million Seven Hundred Fifty Thousand Dollars ($48,750,000)), all of which proceeds have been disbursed to Borrower concurrently with the recording of this Mortgage. Capitalized terms used herein without definition are used as defined in the Loan Agreement. The Loan is evidence by a Note dated the date hereof made by Grantor to Beneficiary in such principal amount (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the "Note").

        To secure the payment of the Note and all sums which may or shall become due hereunder (including, but not limited to, the Unreturned Premium Consideration) or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Deed of Trust, the Loan Agreement and such other documents, as any of the same may, from time to time, be modified, amended or supplemented, being hereinafter collectively referred to as the "Loan Documents"), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Grantor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code the "Bankruptcy Code"), and (ii) the costs and expenses of enforcing any provision of any Loan Document (all such sums being hereinafter collectively referred to as the "Debt"), Grantor has given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated and by these presents does hereby give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Trustee, in trust for the benefit of Beneficiary, WITH POWER OF SALE, the land described in Exhibit A (the "Premises") and the buildings, structures, fixtures and other improvements now or hereafter located thereon (the "Improvements");

     TOGETHER WITH: all right, title, interest and estate of Grantor now Premises owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the "Trust Property"):

        (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estate, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in from of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interest, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at low and in equity, of Grantor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

        (b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies, and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefore, and other property of every kind and nature, tangible or intangible, owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "Equipment"), including any leases of, deposits in connection with, and proceeds of any sale or transfer of, any of the foregoing, and the right, title and interest of Grantor in and to any of the Equipment that may be subject to any "security interest" as defined in the Uniform Commercial Code, as in effect in the State where the Trust Property is located (the "Ucc"), superior in lien to the lien of this Deed of Trust;

        (c) all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements;

        (d) all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises or the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the "Leases") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Grantor or its agents or employees from any and all sources arising from or attributable to the Premises and the

Improvements, including, without limitation, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the "RENTS"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

        (e) all proceeds of and any unearned premiums on any insurance policies covering the Trust Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property;

        (f) the right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Beneficiary in the Trust Property;

        (g) all accounts (including, without limitation, reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Trust Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Trust Property), and causes of action, that now or hereafter relate to, are derived from or are used in connection with the Trust Property, or the use, operation, maintenance, occupancy or enjoyment thereof of the conduct of business or activities thereon (hereinafter collectively referred to as the "Intangibles"); and

        (h) all proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Grantor, pursuant to
Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Deed of Trust shall automatically extend to all Rents acquired by the Grantor after the commencement of the case and shall constitute cash collateral under
Section 363(a) of the Bankruptcy Code.

        TO HAVE AND TO HOLD the Trust Property unto Trustee, in trust for the benefit of Beneficiary and its successors and assigns, forever;

        PROVIDED, HOWEVER, these presents are upon the express condition that, if Grantor shall well and truly pay to Beneficiary the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply with each every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

        AND Grantor represents and warrants to and covenants and agrees with Beneficiary and Trustee as follows:

                           PART I - GENERAL PROVISIONS

        1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Grantor shall pay the Debt at the time and in the manner provided in the Loan Documents. All the covenants, conditions and agreements contained in the Loan Documents are hereby made a part of the Deed of trust to the same extent ad with the same force as if fully set forth herein. Without limiting the generality of the foregoing, Grantor (i) agrees to insure, repair, maintain and restore damage to the Trust Property, pay Taxes and Other Charges, and comply with Legal Requirements, in accordance with the Loan Agreement, and (ii) agrees that the proceeds of insurance and Awards for Condemnation shall be settled, held and applied in accordance with the Loan Agreement.

        2. Leases and Rents. (a) Grantor does hereby absolutely and unconditionally assign to Beneficiary all of the Grantor's right, title and interest in all current and future Leases and Rents, it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment shall not be construed to bind Beneficiary to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Beneficiary. Nevertheless, subject to the terms of this paragraph, Beneficiary grants to Grantor a revocable license to operate and manage the Trust Property and to collect the Rents subject to the requirements of the Loan Agreement (including the deposit of Rents into the Clearing Accounts). Upon an Event of Default, without the need for notice or demand, the license granted to Grantor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents in the Clearing Accounts, the Deposit Account (including all Subaccounts thereof) and all Rents collected thereafter (including Rents past due and unpaid), whether or not Beneficiary enters upon or takes control of the Trust Property. Grantor hereby grants and assigns to Beneficiary the right, at is option, upon revocation of the license granted herein, to enter upon the Trust Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper.

        (b) Grantor shall not enter into, modify, amend, cancel, terminate or renew any Lease except as hereinafter provided. Upon request, Grantor shall furnish to Beneficiary executed copies of all Leases. All Leases shall be in a standard form approved by Beneficiary, and be on commercially reasonable terms, and shall provide that they are subordinate to this Deed of Trust and that the lessee agrees to attorn to Beneficiary. Each lease for retail use shall require continued operation of the tenant's business on the Premises, and reasonably restrict competing business by such tenant near the Premises. None of the Leases shall contain (i) any option to purchase, (ii) any right of first refusal to purchase, (iii) any right to terminate the lease term (except in the event of the destruction of all or substantially all of the Trust Property), (iv) any requirement that Grantor obtain a non-disturbance or recognition agreement or (v) any term that would materially adversely affect Beneficiary's rights under the Loan Documents, without, in each case, the prior consent of Beneficiary. Each lessee shall conduct business only in that portion of the Improvements covered by its Lease.

        (c) Grantor may enter into a proposed new Lease or a proposed modification, renewal or extension of an existing Lease, without the prior consent of Beneficiary as permitted under the terms of the Loan Agreement. Grantor may enter into a proposed Lease or a modification, renewal or extension that does not satisfy all the conditions in the foregoing sentence only with the prior consent of Beneficiary, which may not e unreasonably withheld or delayed. Beneficiary's failure to approve or disapprove final execution copies of any proposed new Lease, modification, renewal or extension within 30 days after Beneficiary's receipt thereof shall be deemed to constitute Beneficiary's approval thereof, provided Grantor shall have promptly furnished to Beneficiary any pertinent information reasonably requested by Beneficiary in connection with is consideration.

        (d) Grantor (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Beneficiary of all notices of default that Grantor shall send or receive thereunder; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Trust Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor's interest in the Leases r the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Trust Property so as to effect a merger of the estates ad rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Lease (other than a Lease that did not require the prior consent of Beneficiary pursuant to Paragraph 2(c) above) not in accordance with its terms without the prior consent of Beneficiary, which may not be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof without the prior consent of Beneficiary, which may not be unreasonably withheld or delayed.

        3. Use of Trust Property. Grantor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property. If under applicable zoning provisions the use of the Trust Property is or shall become a nonconforming use, Grantor shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Beneficiary. Grantor shall not
(i) change the use of the Trust Property, (ii) permit or suffer to occur any waste on or to the Trust Property or (iii) take any steps to convert the Trust Property to a condominium or cooperative form of ownership.

        4. Transfer or Encumbrance of the Trust Property. (a) Grantor acknowledges that (i) Beneficiary has examined and relied on the creditworthiness and experience of the principals of Grantor in owning and operating properties such as the Trust Property in agreeing to make the Loan,
(ii) Beneficiary will continue to rely on Grantor's ownership of the Trust Property as a means of maintaining the value of the Trust Property as security for the Debt, and (iii) Beneficiary has a valid interest in maintaining the value of the Trust Property so as to ensure that, should Grantor default in the repayment of the Debt, Beneficiary can recover the Debt by a sale of the Trust Property or any part thereof, or suffer or permit any Transfer to occur, other than a Permitted Transfer.

        (b) Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Transfer in violation of this Paragraph 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property (and every other Transfer) regardless of whether voluntary or not. Any Transfer made in contravention of the Paragraph 4 shall be null and void and of no force and effect. Grantor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any Permitted Transfer.

        5. Changes in Laws Regarding Taxation. If any low is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Trust Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary's interest in the Trust Property, Grantor will pay such tax, with interest and penalties thereon, if any. If Beneficiary is advised by its counsel that the payment of such tax or interest and penalties by Grantor would be unlawful, taxable to Beneficiary or unenforceable, or would provide the basis for a defense of usury, then Beneficiary shall have the option, by notice of not less than 90 days, to declare the Debt immediately due and payable.

        6. No Credits on Account of the Debt. Grantor shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes or Other Charges assessed against the Trust Property, and no deduction shall otherwise be made or claimed from the assessed value of the Trust Property for real estate tax purposes by reason of this Deed of Trust or the Debt. If such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by notice of not less than 90 days, to declare the Debt immediately due and payable.

        7. Further Acts, Etc. Grantor shall, at its sole cost, do execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of trust, or for filing, registering or recording this Deed of Trust or for facilitating the sale and transfer of the Loan and the Loan Documents in connection with a "Secondary Market Transaction" as described in Section 9.1 of the Loan Agreement. Upon foreclosure, the appointment of a receiver or any other relevant action, Grantor shall, at its sole cost, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Trust Property. Grantor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary pursuant to this paragraph. Notwithstanding anything to the contrary in the immediately preceding sentence, Beneficiary shall not execute any document as attorney-in-fact of Grantor unless (x) Grantor shall have failed or refused to execute the same with five (5) Business Days after Beneficiary's request therefore, or (y) in Beneficiary's good faith determination it would be materially prejudiced by the delay involved in making such a request.

        8. Recording of Deed of Trust, Etc. Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, shall cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Trust Property. Grantor shall pay all filing, registration or recording fees, all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments and charges arising out or of in connection with the execution and delivery of, this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Trust Property or any instrument to further assurance, except where prohibited by law so to do. Grantor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax o the making or recording of this Deed of Trust.

        9. Right to Cure Defaults. Upon the occurrence of any Event of Default, Beneficiary may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, perform the obligations in Default in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Trust

Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Trust Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest thereon incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Deed of Trust upon demand.

        10. Remedies. (a) Upon the occurrence of any Event of Default, Beneficiary or Trustee as appropriate may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, by Beneficiary itself, Trustee or otherwise, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary or Trustee may determine, in their sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary or Trustee:

        (i)     declare the entire Debt to be immediately due and payable;

        (ii) institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust, in which case the Trust Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

        (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

        (iv) sell for cash or upon credit the Trust Property and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

        (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

        (vi) recover judgment on the Note either before, during or after any proceeding for the enforcement of this Deed of Trust;

        (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Trust Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Grantor or of any person, firm or other entity liable for the payment of the Debt;

        (viii) enforce Beneficiary's interest in the Leases and Rents and enter into or upon the Trust Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and employees therefrom, and thereupon Beneficiary may
                (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable;
                (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of Grantor with respect to the Trust Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) apply the receipts from the Trust Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, and its counsel, agents and employees;

        (ix) require Grantor to pay monthly in advance to Beneficiary, or any receiver appointed by collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Trust Property occupied by Grantor, and require Grantor to vacate and surrender possession of the Trust Property to Beneficiary or to such receiver, and, in default thereof, evict Grantor by summary proceedings or otherwise; or

        (x) pursue such other rights and remedies as may be available at law or in equity or under the UCC, including, without limitation, the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Grantor relating to the Trust Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property.

        (b) The proceeds of any sale made under or by virtue of this Paragraph 10, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied by

Beneficiary to the payment of the Debt in such priority and proportion as Beneficiary in its sole discretion shall deem proper.

        (c) Beneficiary or Trustee as appropriate may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by an applicable law, Beneficiary or Trustee as appropriate, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

        (d) Upon the completion of any sale or sales pursuant hereto, Trustee, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so sold and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Paragraph 10, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any all persons claiming or who may claim the same, or any part thereof, from, through or under Grantor.

        (e) Upon any sale made under or by virtue of this Paragraph 10, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefore may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust or any other Loan Document.

        (f) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

        (g) Beneficiary or Trustee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Paragraph

10 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

        (h) Beneficiary may resort to any remedies and the security given by this Deed of Trust or in any other Loan Document in whole or in part, and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Beneficiary to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default, or Grantor's liability to pay such obligation. No sale of all or any portion of the Trust Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary to Grantor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Trust Property or the liability of Grantor to pay the Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Beneficiary in exercising its rights and remedies under this Paragraph 10 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Grantor immediately upon notice from Beneficiary, with interest at the Default Rate for the period after notice from Beneficiary, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Deed of Trust.

        (i) The interests and rights of Beneficiary under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

        11. Right of Entry. In addition to any other rights or remedies granted under this Deed of Trust, Beneficiary and its agents shall have the right to enter and inspect the Trust Property at any reasonable time during the term of this Deed of Trust. The cost of such inspections or audits shall be borne by Grantor should Beneficiary determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Beneficiary. The cost of such inspections, if not paid for by Grantor following demand, may be added to the principal balance of the sums due under the Note and this Deed of Trust and shall bear interest thereafter until paid at the Default Rate.

        12. Security Agreement. This Deed of trust is both a real property deed of trust and a "security agreement" within the meaning of the UCC. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Trust Property. Grantor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary, as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the UCC (such portion of the Trust Property so subject to the UCC being called in this paragraph the "Collateral"). This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust. If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deemed necessary for the care, protections and preservation of the Collateral. Upon request or demand of Beneficiary, Grantor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Deed of trust. Grantor shall pay to Beneficiary on demand any all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral, sent to Grantor in accordance with the provisions hereof at least ten days prior to such actions, shall constitute commercially reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Grantor, Grantor shall notify Beneficiary thereof and promptly after request shall execute, file and record such UCC forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional UCC forms or continuation statements, Grantor shall, promptly after request, execute, file and record such UCC forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that such additional documents shall increase Grantor's obligations under the Loan Documents. Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only Beneficiary, as secured party, in connection with the Collateral covered by this Deed of Trust.

        13. Actions and Proceedings. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary, in its sole discretion, decides should be brought to protect its or their interest in the Trust Property. Beneficiary shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

        14. Marshalling and Other Matters. Grantor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Grantor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law. The lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or missions whatsoever of Beneficiary and, without limiting the generality of this foregoing, the live hereof shall not be impaired by (i) any acceptance by Beneficiary of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Beneficiary to realize upon or protect any portion of the Debt or any collateral security therefore or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefore; and Beneficiary may foreclose, or exercise any other remedy available to Beneficiary under other Loan Documents without first exercising or enforcing any of its remedies under this Deed of Trust, and any exercise of the rights and remedies of Beneficiary hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Beneficiary's rights and remedies thereunder.

        15. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall e sent, and shall be deemed effective, as provided in the Loan Agreement.

        16. Inapplicable Provisions. If any term, covenant or condition of the Deed of trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.

        17. Headings. The paragraph headings in this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

        18. Duplicate Originals. This Deed of trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

        19. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form; and the "Grantor" shall mean "each Grantor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein," the work "Beneficiary" shall mean "Beneficiary and any subsequent holder of the Note," the words "Trust Property" shall include any portion of the Trust Property and any interest therein, and the words "Attorneys' Fees" include attorneys' fees actually incurred at standard hourly rates without regard to any statutory presumption including, without limitation, fees at the pre-trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder.

        20. Homestead. Grantor hereby waives and renounces all homestead and exemption rights provided by the Constitution and laws of the United States and of any state, in and to the Trust Property as against the collection of the Debt, or any part thereof.

        21. Assignments. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of trust.

        22. Waiver of Jury Trial. GRANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL OW OR HEREAFTER EXIST WITH REGARD TO THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GRANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR.

        23. Consents. Any consent or approval by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary's consent or approval in any like matter arising at a subsequent date, and the failure of Beneficiary to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Beneficiary be stopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Beneficiary pursuant hereto shall be narrowly construed to be applicable only to Grantor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Beneficiary a venturer or partner with Grantor nor shall privity of contract be presumed to have been established with any such third party. If Beneficiary deems it to be in its best interest to retain assistance of persons, firms or corporations (including, without limitation, attorneys, title insurance companies, appraiser, engineers and surveyors) with respect to a request for consent or approval, Grantor shall reimburse Beneficiary for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

        24. Employee Benefit Plan. During the term of this Deed of Trust, unless Beneficiary shall have previously consented in writing, (i) Grantor shall take no action that would cause it to become an "Employee Benefit Plan" as defined in 29 C.F.R.
Section 2510.3-101, or "Assets of a Governmental Plan" subject to regulation under the state statutes, and (ii) Grantor shall not sell, assign or transfer the Trust Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Beneficiary its written assumption of the obligations of the covenant. Grantor shall protect, defend, indemnify and hold Beneficiary harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys' fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Beneficiary may incur as a result of Grantor's breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Deed of Trust by foreclosure or action in lieu thereof, furthermore, the foregoing indemnity shall supersede any limitations on Grantor's liability under any of the Loan Documents.

        25. Loan Repayment and Defeasance. Provided no Event of Default exists, this Deed of Trust will be satisfied and discharged of record by Beneficiary prior to the Maturity Date only in accordance with the terms and provisions set forth in Section 2.3 of the Loan Agreement.

        26. Governing Law. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS DEED OF TRUST, THIS DEED OF TRUST SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF ILLINOIS SHALL GOVERN ALLO MATERES RELATING TO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMETNS AND ALL OF THE IDNEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF TH STATE OF ILLINOIS, AS SET FORTH IN THE GOVERNING LAW PROVISION OF THE LOAN AGREEMENT.

        27. Exculpation. The liability of Grantor hereunder is limited pursuant to Section 10.1 of the Loan Agreement.

        28. Trustee; Successor Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever, except if the result of Trustee's gross negligence or willful misconduct. Trustee shall not be personally liable in case of entry by it or anyone acting by virtue of the power herein granted it upon the Trust Property for debts contracted or liability or damages incurred in the management or operation of the Trust Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action take or proposed to be taken by it hereunder or believed by it be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by it in the performance of its duties hereunder to reasonable compensation for such of its services hereunder as shall be rendered. Grantor will, from time to time, reimburse Trustee for and save and hold it harmless form and against any all loss, cost liability, damage and reasonable expense whatsoever incurred by it in the performance of its duties. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest o any monies received by it hereunder. Trustee may resign by giving of notice of such resignation in writing to Beneficiary. If Trustee shall resign or become disqualified from acting in the execution of this trust or shall fail or refuse to exercise the same when requested by Beneficiary or if for any or no reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall, without any formality or notice to Grantor or any other person, have full power to appoint a substitute trustee and, if Beneficiary so elects, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforementioned Trustee. Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor it he rights hereunder with like effect as if originally named as Trustee herein; but, nevertheless, upon the written request of the Beneficiary or his successor trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee, upon the trust herein expressed, all the estates, properties, rights, powers and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and monies held by Trustee to the successor trustee to so appointed in its or his place. Trustee may authorize one or more parties to act on its behalf to perform the ministerial function required of hereunder, including without limitation, the transmittal and posting of any notices.

                                     PART II

                            SPECIAL STATE PROVISIONS

        29. Remedies. Beneficiary may elect to have Trustee cause the Trust Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law relating to nonjudicial foreclosure sales on the date foreclosure is commend. In connection with any sale or sales hereunder, Trustee may treat any of the Trust Property which consists of a right in action or which is property that can be severed from the land covered hereby or any Improvements thereon without causing structural damage thereto in accordance with applicable law, separate and apart from the sale of land. Any sale of any personal property hereunder shall be conducted din any manner permitted by the laws of the State of North Carolina. Should Trustee elect to sell the Trust Property, or any part thereof, which is land as provided above, Trustee shall give such notice of default and hearing and election to sell as may then be required by law, and without the necessity of any demand on Grantor, Trustee, at the and place specified in the notice of sale, shall sell the Trust Property or any part thereof at public auction to the highest bidder for cash in lawful money of the United States payable at time of sale. Trustee may, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefore or by giving notice of the time and place of the postponed sale in the manner required by law. If the Trust Property consists of several lots, parcels or items of property, Trustee may designate the order in which such lots, parcels or items shall be offered for sale or sold. Any person, including Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right or purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured plus interest, late charges, prepayment fees, and reasonable attorneys' fees and trustees' fees, as herein provided. Should Trustee desire that more than one sale or other disposition of the Trust Property be conducted, Trustee may, at its option, cause the same to be conducted simultaneously, or successively, on the same, or at such different times and in such order as Trustee may deem to be beneficial, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the default of any purchaser, Trustee shall have the right to resell the Trust Property as set forth above. Trustee may require the successful bidder at any sale to deposit immediately with Trustee cash or certified check in an amount not to exce3ed ten percent (10%) of the bid, provided notice of such requirement is contained in the advertisement of sale. The bid may be rejected if the deposit is not immediately made and, thereupon, the next highest bidder may be declared to be the purchaser. Such deposit shall be refunded in case a resale is had; otherwise, it shall be applied to the purchase price. Upon any sale hereunder, Trustee shall execute and deliver to the purchase or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatever, express or implied, whereupon such purchaser or purchasers shall be entitled to immediate possession; and the recitals of facts in any such deed or deeds such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein. Trustee shall be entitled to a reasonable commission for its services as provided by law. Trustee shall apply the proceeds of sale first to the Trustee's commissions and any attorney's fees for attorneys retained by Trustee, second to expenses of foreclosure and sale, third to the obligations secured by this Deed of Trust and the remainder as required by law.

                       (Signatures follow on attached page

        IN WITNESS WHEREOF, Grantor has executed this instrument as of the day and year first above written.

                                   GRANTOR:

                                   EASTLAND MALL LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

                                   By:     EASTLAND RETAIL CORP., a Delaware
                                           corporation, its sole general partner

                                           By: /s/ Gabriel Boyar
                                               -----------------
                                           Name:  Gabriel Boyar
                                           Title: Vice President

Affix corporate seal


                                           Attest: /s/ Janine Schiavi
                                                   ------------------
                                           Name:  Janine Schiavi
                                           Title: Secretary

State of New York

County of New York

        I, Cullen Caughron, a Notary Public, do hereby certify that Janine Schiavi who is the Secretary of Eastland Retail Corp. which is the sole general partner of Eastland Mall Limited Partnership, a Delaware limited partnership, personally came before me this day and acknowledged that she is the Secretary of the Corporation and that, by authority given and as the act of the Corporation, the foregoing instrument was signed in its name by its Vice President, sealed with its corporate seal, and attested by herself as its corporate Secretary.

        Witness my hand notarial seal, this the 12th day of August, 1998.

                                            /s/ Cullen Caughron
                                            -------------------
                                            Notary Public